Exhibit 99.(g)(1)

Custodian Agreement

This Agreement is made as of March 24, 2017 (this “Agreement”) between AMERICAN BEACON INSTITUTIONAL FUNDS TRUST, a Delaware statutory trust (the “Trust”), and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company (the “Custodian”).

Witnesseth

WHEREAS, the Trust is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

WHEREAS, the Trust intends that this Agreement be applicable to each of its series set forth on Appendix A hereto (such series together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with Section 22.2 below, shall hereinafter be referred to herein as the “Portfolio(s)”);

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

Section 1.	Employment of Custodian and Property to be Held By It

The Trust hereby employs the Custodian as the custodian of the assets of the Portfolios of the Trust, including securities and cash which the Trust, on behalf of the applicable Portfolio desires to be held in places within the United States (“domestic securities”) and securities and cash it desires to be held outside the United States (“foreign securities”) pursuant to the provisions of the Trust's Declaration of Trust. The Trust on behalf of the Portfolio(s) agrees to deliver to the Custodian all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of each class of beneficial interest of the Trust representing interests in the Portfolios (“Shares”) as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian or which is delivered out in accordance with Proper Instructions (as such term is defined in Section 7 hereof (“Proper Instructions”)). With respect to uncertificated shares (the “Underlying Shares”) of registered “investment companies” (as defined in Section 3(a)(1) of the Investment Company Act of 1940, as amended from time to time (the “1940 Act”)), whether in the same “group of investment companies” (as defined in Section 12(d)(1)(G)(ii) of the 1940 Act) or otherwise, including pursuant to Section 12(d)(1)(F) of the 1940 Act (hereinafter sometimes referred to as the “Underlying Portfolios”) the holding of confirmation statements that identify the shares as being recorded in the Custodian’s name on behalf of the Portfolios will be deemed custody for purposes hereof.

Upon receipt of Proper Instructions, the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians, located in the United States but only in accordance with an applicable vote by the Board of Trustees of the Trust (the “Board of Trustees”) on behalf of the applicable Portfolio(s), and provided that the Custodian shall have no more or less responsibility or liability to the Trust on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. In addition, the Custodian may place and maintain the Portfolio’s foreign securities with foreign banking institution sub-custodians employed by the Custodian and/or foreign securities depositories, in accordance with the applicable provisions of Sections 3 and 4 hereof.

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Section 2.	Duties of the Custodian with respect to Property of the Trust Held by the Custodian in the United States

Section 2.1     Holding Securities. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States including all domestic securities owned by such Portfolio, other than (a) securities which are maintained pursuant to Section 2.9 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a “U.S. Securities System”) and (b) Underlying Shares owned by each Portfolio which are maintained pursuant to Section 2.15 hereof in an account with State Street Bank and Trust Company or such other entity which may from time to time be appointed by the Trust to act as a transfer agent for the Underlying Portfolios and with respect to which the Custodian is provided with Proper Instructions (each, an “Underlying Transfer Agent”).

Section 2.2    Delivery of Domestic Securities. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian, in a U.S. Securities System account of the Custodian, or in an account at the Underlying Transfer Agent only upon receipt of Proper Instructions from the Trust on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

1)	Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

2)	Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

3)	In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.9 hereof;

4)	To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

5)	To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

6)	To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.8 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

7)	Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent against a receipt for examination in accordance with “street delivery” custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

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8)	For exchange or conversion pursuant ot any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

9)	In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities, provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

10)	For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Trust on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

11)	For delivery as security in connection with any borrowing by the Trust on behalf of the Portfolio requiring a pledge of assets by the Trust on behalf of the Portfolio, but only against receipt of amounts borrowed;

12)	For delivery in accordance with the provisions of any agreement among the Trust on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the “Exchange Act”) and a member of the Financial Industry Regulatory Authority (“FINRA”), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio of the Trust;

13)	For delivery in accordance with the provisions of any agreement among the Trust on behalf of the Portfolio, the Custodian and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market or any similar organization or organizations regarding account deposits in connection with transactions by the Portfolio of the Trust

14)	Upon receipt of instructions from the transfer agent for the Trust (the “Transfer Agent”) for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Trust related to the Portfolio (“the “Prospectus”) in satisfaction of requests by holders of Shares for repurchase or redemption; and

15)	For delivery as initial or variation margin in connection with futures or options on futures contracts entered into by the Trust on behalf of the Portfolio;

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16)	In the case of a sale processed through the Underlying Transfer Agent of Underlying Shares, in accordance with Section 2.15 hereof; and

17)	For any other proper Trust purpose, but only upon receipt of written Proper Instructions specifying the securities of the Portfolio to be delivered and naming the person or persons to whom delivery of such securities shall be made.

Section 2.3     Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Trust on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Trust has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio; or in the name or nominee name of any agent appointed pursuant to Section 2.8 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Agreement shall be in “street name” or other good delivery form. If, however, the Trust directs the Custodian to maintain securities in “street name”, the Custodian shall utilize its reasonable best efforts only to timely collect income due the Trust on such securities and to notify the Trust of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

Section 2.4    Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of the Trust, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended (the “1940 Act”). Trusts held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall ort behalf of each applicable Portfolio be approved by vote of a majority of the Board of Trustees. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

Section 2.5     Availability of Federal Funds. Upon mutual agreement between the Trust, on behalf of each applicable Portfolio, and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Trust, make federal funds available to such Portfolio as of specific times agreed upon from time to time by the Trust and the Custodian in the amount of checks received in payment for Shares of such Portfolio which are deposited into the Portfolio’s account.

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Section 2.6     Collection of Income. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to domestic bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected; to such Portfolio's custodian account. Any credit to the Portfolio in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course and the Portfolio may be charged at the Custodian’s applicable rate for time credited as communicated to the Trust. Income due each Portfolio on securities loaned shall be the responsibility of the Trust. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Trust with such information or data as may be necessary to assist the Trust in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

Section 2.7     Payment of Trust Monies. Upon receipt of Proper Instructions from the Trust on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

1)	Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System in accordance with the conditions set forth in Section 2.9 hereof; (c) in the case of a purchase of Underlying Shares, in accordance with the conditions set forth in Section 2.15; (d) in the case of repurchase agreements entered into between the Trust on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of FINRA, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian’s account at the Federal Reserve Bank with such securities, or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio; or (e) for transfer to a time deposit account of the Trust in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Trust as defined herein

2)	In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

3)	For the redemption or repurchase of Shares issued as set forth in Section 5 hereof;

4)	For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Trust whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

5)	For the payment of any dividends on Shares declared pursuant to the governing documents of the Trust;

6)	For payment of the amount of dividends received in respect of securities sold short;

7)	For delivery as initial or variation margin in connection with futures or options on futures contracts entered into by the Trust on behalf of the Portfolio; and

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8)	For any other proper Trust purpose, but only upon receipt of written Proper Instructions specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper Trust purpose, and naming the person or persons to whom such payment is to be made.

Section 2.8     Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

Section 2.9     Deposit of Trust Assets in U.S. Securities System. The Custodian may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System in compliance with the conditions of Rule 17f-4 of the 1940 Act, as amended from time to time.

Section 2.10   Reserved.

Section 2.11   Segregated Account. Custodian shall upon receipt of Proper Instructions from the Trust on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.9 hereof, (i) in accordance with the provisions of any agreement among the Trust on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of FINRA (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with derivatives transactions entered into by a Portfolio, including, without limitation, options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the SEC or SEC staff interpretation relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper Trust purposes, but only, in the case of this clause (v), upon receipt of written Proper Instructions from the Trust on behalf of the applicable Portfolio setting forth the purpose or purposes of such segregated account and declaring such purpose(s) to be a proper Trust purpose.

Section 2.12   Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

Section 2.13   Proxies. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

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Section 2.14   Communications Relating to Portfolio Securities. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Trust for each Portfolio all written information, electronic or otherwise (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Trust on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information, electronic or otherwise, received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with domestic securities or other property of the Portfolios at any time held by it unless (i) the Custodian is in actual possession of such domestic securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power. The Custodian shall also transmit promptly to the Trust for each applicable Portfolio all written information received by the Custodian regarding any class action or other collective litigation relating to Portfolio securities or other assets issued in the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian for the account of the Trust for such Portfolio, including, but not limited to, opt-out notices and proof-of-claim forms. Unless otherwise agreed by the parties, the Custodian does not support class-action participation by the Trust beyond such forwarding of written information received by the Custodian. For avoidance of doubt, upon and after the effective date of any termination of this Agreement, with respect to the Trust or its Portfolio(s), as may be applicable, the Custodian shall have no responsibility to so transmit any information under this Section 2.14.

Section 2.15  Deposit of Trust Assets with the Underlying Transfer Agent. Underlying Shares beneficially owned by the Trust, on behalf of a Portfolio, shall be deposited and/or maintained in an account or accounts maintained with an Underlying Transfer Agent and the Custodian’s only responsibilities with respect thereto shall be limited to the following:

1)         Upon receipt of a confirmation or statement from an Underlying Transfer Agent that such Underlying Transfer Agent is holding or maintaining Underlying Shares in the name of the Custodian (or a nominee of the Custodian) for the benefit of a Portfolio, the Custodian shall identify by book-entry that such Underlying Shares are being held by it as custodian for the benefit of such Portfolio.

2)         In respect of the purchase of Underlying Shares for the account of a Portfolio, upon receipt of Proper Instructions, the Custodian shall pay out monies of such Portfolio as so directed, and record such payment from the account of such Portfolio on the Custodian’s books and records.

3)         In respect of the sale or redemption of Underlying Shares for the account of a Portfolio, upon receipt of Proper Instructions, the Custodian shall transfer such Underlying Shares as so directed, record such transfer from the account of such Portfolio on the Custodian’s books and records and, upon the Custodian’s receipt of the proceeds therefor, record such payment for the account of such Portfolio on the Custodian’s books and records.

Section 3.	Provisions Relating to Rules 17f-5 and 17f-7.

Section 3.1.     Definitions. The following capitalized terms shall have the indicated meanings:

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“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country); prevailing or developing custody, and settlement practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

 “Eligible Foreign Custodian” has the meaning set forth in section (a)(1) of Rule 17f-5.

“Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7.

“Foreign Assets” means any of the Portfolios’ investments (including foreign currencies) for which the primary market is outside the United States, and any cash and cash equivalents that are reasonably necessary to effect the Portfolios’ transactions in those investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5.

“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B hereto.

“Rule 17f-5” means Rule 17f-5 promulgated under the 1940 Act.

“Rule 17f-7” means Rule 17f-7 promulgated under the 1940 Act.

Section 3.2.   Delegation to the Custodian as Foreign Custody Manager. The Trust, by resolution adopted by the Board of Trustees, hereby delegates to the Custodian with respect to the Portfolios, subject to Section (b) of Rule 17f-5, the responsibilities as Foreign Custody Manager set forth in this Section 3 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation, as the Portfolios' Foreign Custody Manager.

Section 3.3.   Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A of this Agreement, which list of countries may be amended from time to time by the Trust with the agreement of the Custodian. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedules A in accordance with Section 3.7 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Trust on behalf of the Portfolios of the applicable account opening requirements for the country, the Foreign Custody Manager shall be deemed to have been delegated by the Board of Trustees on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by the Trust shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the Custodian shall use commercially reasonable efforts to effect the closing of such account, and upon the closing of such account, the delegation by the Board of Trustees on behalf of such Portfolio to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager with respect to such Portfolio with respect to that country.

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The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Trust. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Trust, the Custodian shall have no further responsibility as Foreign Custody Manager to the Trust with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

Section 3.4.    Scope of Delegated Responsibilities.

(a)        Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time.

In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation, the factors specified in Rule 17f-5(c)(1).

(b)        Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

(c)        Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish and maintain a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian pursuant to paragraph (c)(1) of Rule 17f-5 and (ii) the performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall reasonably promptly notify the Board of Trustees in accordance with Section 3.7 hereunder.

Section 3.5.    Guidelines for the Exercise of Delegated Authority. For purposes of this Section 3, the Board of Trustees shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

Section 3.6.    Standard of Care as Foreign Custody Manager of the Portfolios. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safe keeping of assets of management investment companies registered under the 1940 Act would exercise.

Section 3.7.    Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.7 after the occurrence of the material change.

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Section 3.8.    Representation with respect to Rule 17F-5. The Foreign Custody Manager represents to the Trust that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Trust represents to the Custodian that the Board of Trustees has determined that it is reasonable for the Board of Trustees to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Portfolios.

Section 3.9.    Effective Date and Termination of the Custodian as Foreign Custody Manager. The Board of Trustees' delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date of execution of this Agreement and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.3 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

Section 3.10   Eligible Securities Depositories.

3.10.1 Analysis and Monitoring The Custodian shall (a) provide the Trust (or its duly-authorized investment manager or investment advisor (“Investment Advisor”)) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Trust (or its Investment Advisor) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7. If the custody arrangements with an Eligible Securities Depository no longer meets the requirements of Rule 17f-7, the Trust shall provide the Custodian with Proper Instructions to withdraw the Portfolio’s assets from such Eligible Securities Depository. For the avoidance of doubt the Custodian shall have no obligation to withdraw assets from an Eligible Securities Depository other than upon receipt of such Proper Instructions from the Trust.

3.10.2 Standard of Care. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.10.1.

Section 4.	Duties of the Custodian with Respect to Property of the Portfolios to be Held Outside the United States.

Section 4.1     Holding Securities. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Eligible Foreign Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Eligible Foreign Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Eligible Foreign Custodian be held separately from any assets of such Eligible Foreign Custodian or of other customers of such Eligible Foreign Custodian .

Section 4.2.    Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country only through arrangements implemented by the Eligible Foreign Custodian in such country pursuant to the terms of this Agreement.

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Section 4.3.    Transactions of Foreign Custody Account.

4.3.1.  Delivery of Foreign Securities. The Custodian or an Eligible Foreign Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Eligible Foreign Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i)	upon the sale of such foreign securities for the Portfolios in accordance with market practice generally accepted by institutional investors in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System in accordance with the rules governing the operation of the Foreign Securities System;

(ii)	in connection with any repurchase agreement related to foreign securities;

(iii)	to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

(iv)	to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

(v)	to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Eligible Foreign Custodian or of any nominee of the Custodian or such Eligible Foreign Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi)	to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Eligible Foreign Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

(vii)	for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii)	in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix)	for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

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(x)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(xi)	in connection with the lending of foreign securities; and

(xii)	for any other proper Trust purpose, but only upon receipt of written Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

4.3.2.  Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian or an Eligible Foreign Custodian shall pay out, or direct the respective Eligible Foreign Custodian or the respective Foreign Securities System to pay out, monies of Portfolio in the following cases only:

(i)	upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(ii)	in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

(iii)	for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

(iv)	for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(v)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(vii)	in connection with the borrowing or lending of foreign securities; and

(viii)	for any other proper Trust purpose, but only upon receipt of written Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

4.3.3   Market Conditions; Market Information. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures generally accepted by institutional investors in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian will provide the Trust the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Trust being provided with substantively less information than had been previously provided hereunder.

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Section 4.5     Registration of Foreign Securities. The foreign securities maintained in the custody of a Foreign Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Eligible Foreign Custodian or in the name of any nominee of the foregoing, and the Trust on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities, except for such liability resulting from the nominee’s negligence or willful misconduct.. The Custodian or a Eligible Foreign Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable and customary market practice.

Section 4.6     Bank Accounts. The Custodian shall identify on its books as belonging to a Portfolio cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Eligible Foreign Custodian and shall be subject only to draft or order by the Custodian or, if applicable, such Foreign Sub-Custodian, acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

Section 4.7     Collection of Income. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Trust and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures. The Custodian shall credit income to the applicable Portfolio as such income is received or in accordance with Custodian’s then current payable date income schedule. Any credit to the Portfolio in advance of receipt may be reversed when the Custodian determines that payment will not occur in due course and the Portfolio may be charged at the Custodian’s applicable rate for time credited as communicated to the Trust. Income on securities loaned other than from the Custodian’s securities lending program shall be credited as received.

Section 4.8     Shareholder Rights. With respect to the foreign securities held pursuant to this Agreement, the Custodian will use its reasonable commercial efforts to facilitate the exercise of voting and other shareholder proxy rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Trust acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Trust to exercise shareholder rights.

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Section 4.9     Communications Relating to Foreign Securities. The Custodian shall transmit promptly to the Trust written information, electronic or otherwise (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Trust written information, electronic or otherwise, so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Eligible Foreign Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three (3) business days prior to the date on which the Custodian is to take such action to exercise such right or power. The Custodian shall also transmit promptly to the Trust all written information received by the Custodian via the Eligible Foreign Custodians from issuers of the foreign securities being held for the account of the Portfolios regarding any class action or other collective litigation relating to Portfolio foreign securities or other assets issued outside the United States and then held, or previously held, during the relevant class-action period during the term of this Agreement by the Custodian via an Eligible Foreign Custodian for the account of the Trust for such Portfolio, including, but not limited to, opt-out notices and proof-of-claim forms. Unless otherwise agreed by the parties, the Custodian does not support class-action participation by the Trust beyond such forwarding of written information received by the Custodian. For avoidance of doubt, upon and after the effective date of any termination of this Agreement, with respect to the Trust or its Portfolio(s), as may be applicable, the Custodian shall have no responsibility to so transmit any information under this Section 4.9.

Section 4.10  Contracts With Eligible Foreign Custodians. Each contract pursuant to which the Custodian employs an Eligible Foreign Custodian shall meet the requirements of Rule 17f-5 and, to the extent possible, require the Eligible Foreign Custodian to exercise reasonable care in the performance of its duties and indemnify and hold harmless the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Eligible Foreign Custodian’s performance of such obligations. At the Trust’s election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against an Eligible Foreign Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

Section 4.11   Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Trust, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Trust to notify the Custodian of the obligations imposed on the Trust with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Trust with respect to any claim for exemption or refund under the tax law of countries for which the Trust ha5 provided such information.

Section 5.	Foreign Exchange

Section 5.1     Generally. Upon receipt of Proper Instructions, which for purposes of this section may also include security trade advices, the Custodian shall facilitate the processing and settlement of foreign exchange transactions. Such foreign exchange transactions do not constitute part of the services provided by the Custodian under this Agreement.

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Section 5.2     Trust Elections. The Trust (or its Investment Advisor acting on its behalf) may elect to enter into and execute foreign exchange transactions with third parties that are not affiliated with the Custodian, with State Street Global Markets, which is the foreign exchange division of State Street Bank and Trust Company and its affiliated companies (“SSGM”), or with a sub-custodian. Where the Trust or its Investment Advisor gives Proper Instructions for the execution of a foreign exchange transaction using an indirect foreign exchange service described in the Client Publications, the Trust (or its Investment Advisor) instructs the Custodian, on behalf of the Trust, to direct the execution of such foreign exchange transaction to SSGM or, when the relevant currency is not traded by SSGM, to the applicable sub-custodian. The Custodian shall not have any agency (except as contemplated in preceding sentence), trust or fiduciary obligation to the Trust, its Investment Advisor or any other person in connection with the execution of any foreign exchange transaction. The Custodian shall have no responsibility under this Agreement for the selection of the counterparty to, or the method of execution of, any foreign exchange transaction entered into by the Trust (or its Investment Advisor acting on its behalf) or the reasonableness of the execution rate on any such transaction.

Section 5.3    Trust Acknowledgement The Trust acknowledges that in connection with all foreign exchange transactions entered into by the Trust (or its Investment Advisor acting on its behalf) with SSGM or any sub-custodian, SSGM and each such sub-custodian:

(i)         shall be acting in a principal capacity and not as broker, agent or fiduciary to the Trust or its Investment Advisor;

(ii)        shall seek to profit from such foreign exchange transactions, and are entitled to retain and not disclose any such profit to the Trust or its Investment Advisor; and

(iii)        shall enter into such foreign exchange transactions pursuant to the terms and conditions, including pricing or pricing methodology, (a) agreed with the Trust or its Investment Advisor from time to time or (b) in the case of an indirect foreign exchange service, (i) as established by SSGM and set forth in the Client Publications with respect to the particular foreign exchange execution services selected by the Trust or the Investment Advisor or (ii) as established by the sub-custodian from time to time.

Section 5.4     Transactions by State Street. The Custodian or its affiliates, including SSGM, may trade based upon information that is not available to the Trust (or its Investment Advisor acting on its behalf), and may enter into transactions for its own account or the account of clients in the same or opposite direction to the transactions entered into with the Trust (or its Investment Manager), and shall have no obligation, under this Agreement, to share such information with or consider the interests of their respective counterparties, including, where applicable, the Trust or the Investment Advisor.

As used in this Section 5, “Client Publications” means the general client publications of State Street Bank and Trust Company available from time to time to clients and their investment managers.

Section 6A.	Contractual Settlement Services (Purchase/Sales).

Section 6A.1.  General. The Custodian shall, in accordance with the terms set out in this Section 6A, debit or credit the appropriate account of each Portfolio on a contractual settlement basis in connection with the purchase of securities or other financial assets for the Portfolio, the receipt of income or dividends on or the proceeds of the sale or redemption of securities or other financial assets.

Section 6A.2. Provision of Services. The services described in Section 6A.1 (the “Contractual Settlement Services”) shall be provided for the securities and other financial assets and in such markets as the Custodian may advise from time to time. The Custodian may terminate or suspend any part of the provision of the Contractual Settlement Services at its sole discretion immediately upon notice to the Trust on behalf of each Portfolio, including, without limitation, in the event of force majeure events affecting settlement, any disorder in markets, or other changed external business circumstances affecting the markets or the Trust.

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Section 6A.3. Purchase Consideration. The consideration payable in connection with a purchase transaction shall be debited from the appropriate deposit account of the Portfolio as of the time and date that funds would ordinarily be required to settle the transaction in the applicable market. The Custodian shall promptly recredit the amount at the time that the Portfolio or the Trust notifies the Custodian by Proper Instruction that the transaction has been canceled.

Section 6A.4.   Sales and Redemptions. A provisional credit of an amount equal to the net sale price for a sale or redemption of securities or other financial assets shall be made to the account of the Portfolio as if the amount had been received as of the close of business on the date on which good funds would ordinarily be immediately available in the applicable market. The provisional credit will be made conditional upon the Custodian having received Proper Instructions with respect to, or reasonable notice of, the transaction, as applicable; and the Custodian or its agent having possession of the securities of other financial assets (excluding financial assets subject to any third party lending arrangement entered into by a Portfolio) associated with the transaction in good deliverable form and not being aware of any facts which would lead the Custodian or its agent to believe that the transaction will not settle in the time period ordinarily applicable to such transactions in the applicable market.

Section 6A.5.  Reversals of Provisional Credits or Debits. The Custodian shall have the right to reverse any provisional credit or debit given in connection with the Contractual Settlement Services at any time when the Custodian believes, in its reasonable judgment, that such transaction will not settle in accordance with its terms or amounts due pursuant thereto, will not be collectable or where the Custodian has not been provided Proper Instructions with respect thereto, as applicable. The Custodian shall endeavor to notify the Trust prior to any such reversal to the extent reasonably practicable. The Portfolio shall be responsible for any costs or liabilities resulting from such reversal, in an amount as agreed by the parties. Upon such reversal, a sum equal to the credited or debited amount shall become immediately payable by the Portfolio to the Custodian and may be debited from any deposit or other account held for benefit of the Portfolio.

Section 6.	Payments for Sales or Repurchases or Redemption of Shares.

The Custodian shall receive from the distributor for the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by the Trust. The Custodian will provide timely notification to the Trust on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

From such funds as may be available for the purpose but subject to the limitations of the Trust's Declaration of Trust and any applicable votes of the Board of Trustees pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Trust to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Trust and the Custodian.

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Section 7.	Proper Instructions

Proper Instructions as used throughout this Agreement means a writing signed or initialed by one or more person or persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Trust shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Trustees accompanied by a detailed description of procedures approved by the Board of Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the Portfolios' assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three - party agreement which requires a segregated asset account in accordance with Section 2.11.

Section 8.	Actions Permitted Without Express Authority

The Custodian may in its discretion, without express authority from the Trust on behalf of each applicable Portfolio:

1)         make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Trust on behalf of the Portfolio;

2)         surrender securities in temporary form for securities in definitive form;

3)         endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

4)         in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board.

Section 9.	Evidence of Authority

The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Trust. The Custodian may receive and accept a copy of a resolution certified by an officer of the Trust (“Certified Resolution”) as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the Board of Trustees pursuant to the Trust's Declaration of Trust as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

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Section 10.	Duties of Custodian with respect to the Books of Account and Calculation of Net Asset Value and Net Income

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees to keep the books of account of each Portfolio and/or compute the net asset value per Share of the outstanding Shares or, if directed in writing to do so by the Trust on behalf of the Portfolio, shall itself keep such books of account and/or compute such net asset value per Share. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the currently effective Prospectus related to such Portfolio and shall advise the Trust and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Trust to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The Trust acknowledges and agrees that, with respect to investments maintained with the Underlying Transfer Agent, the Underlying Transfer Agent is the sole source of information on the number of Underlying Shares of a fund held by it on behalf of a Portfolio and that the Custodian has the right to rely on holdings information furnished by the Underlying Transfer Agent to the Custodian in performing its duties under this Agreement, including without limitation, the duties set forth in this Section 10 and in Section 11 hereof; provided, however, that the Custodian shall be obligated to reconcile information as to purchases and sales of Underlying Shares contained in trade instructions and confirmations received by the Custodian and to report promptly any discrepancies to the Underlying Transfer Agent. The calculations of the net asset value per Share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Prospectus related to such Portfolio.

Section 11.	Records

The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Trust under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder ,. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the SEC. The Custodian shall, at the Trust's request, supply the Trust with a tabulation of securities and other assets owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Trust and for such compensation as shall be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations.

Section 12.	Opinion of Trust’s Independent Accountant

The Custodian shall take all reasonable action, as the Trust on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Trust's independent accountants with respect to its activities hereunder in connection with the preparation of the Trust's Form N-1A, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

Section 13.	Reports to Trust by Independent Public Accountants

The Custodian shall provide the Trust, on behalf of each of the Portfolios at such times as the Trust may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System (collectively referred to herein as the “Securities Systems”), relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Trust to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

Section 14.	Compensation of Custodian

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Trust on behalf of each applicable Portfolio and the Custodian.

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Section 15.	Responsibility of Custodian

So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, and shall be kept indemnified by and shall be without liability to the Trust for any action taken or omitted by it in good faith without negligence or willful misconduct. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall in no event be liable for (a) the insolvency of any Eligible Foreign Custodian, (b) the insolvency of any depositary bank maintaining in a deposit account cash denominated in any currency other than an “on book” currency, or (c) any loss, cost or expense incurred or sustained by the Trust or Portfolio resulting from or caused by Country Risk.

Except as may arise from the Custodian's own negligence or willful misconduct, the Custodian shall be without liability to the Trust for any loss, liability, claim or expense resulting from or caused by: (i) events or circumstances beyond the reasonable control of the Custodian, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, acts of war, revolution, riots or terrorism or other similar force majeure events or acts; (ii) errors by the Trust or the Investment Advisor in their instructions to the Custodian provided such instructions were provided in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a Securities System, Underlying Transfer Agent, (iv) the insolvency of a domestic sub-custodian appointed pursuant to Section 1 or the acts or omissions of such domestic sub-custodian (except to the extent such domestic sub-custodian is liable to the Custodian as set forth in Section 1); (v) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (vi) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Trust, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vii) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (viii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

The Custodian shall be liable for the acts or omissions of an Eligible Foreign Custodian to the same extent as if the action or omission were performed by the Custodian itself, taking into account the facts and circumstances and the established local market practices and laws prevailing in the particular jurisdiction in which the Fund elects to invest.

If the Trust on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Trust or the Portfolio being liable for the payment of money or incurring liability of some other form, the Trust on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

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If the Trust requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Trust fail to repay the Custodian promptly, the Custodian shall have the rights and remedies of a secured party under the Uniform Commercial Code of the Commonwealth of Massachusetts.

In no event shall the Custodian be liable for indirect, special or consequential damages.

Section 16.	Mitigation by Custodian

Upon the occurrence of any event connected with the Custodian under this Agreement which causes or may cause any loss, damage or expense to the Trust or any Portfolio, the Custodian shall, exercise reasonable efforts to cause any Eligible Foreign Custodian to, use reasonable efforts under the circumstances to mitigate the effect of such event and to avoid continuing harm to the Trust and the Portfolios.

Section 17.	Notification of Litigation: Right to Proceed

In any case in which the Trust may be asked to indemnify or hold the Custodian harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Custodian will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such claim for indemnification against the Trust; provided, however, that the failure to so advise, identify or notify the Trust shall not in any way limit the Trust's liability for indemnification under this Agreement with respect to any such claim to the extent that the defense thereof is not materially prejudiced by such failure. If the Trust acknowledges in writing that the Custodian is entitled to indemnification, the Trust shall have the option to defend the Custodian against any claim which may be the subject of this indemnification, and in the event that the Trust so elects, it will so notify the Custodian, and thereupon the Trust shall take over complete defense of the claim. In the event the Trust elects to assume the control of the defense of the claim, the Custodian may participate in such proceeding and retain additional counsel but shall bear all fees and expenses of such retention of such counsel, unless (i) the Trust shall have specifically authorized the retention of such counsel, or (ii) if the Trust and the Custodian agree that the retention of such counsel is required as a result of a conflict of interest. In the event the Trust assumes control of any proceeding, the Trust shall keep the Custodian notified of the progress of such proceeding and, upon request, consult with the Custodian and counsel. The Trust will, upon request by the Custodian, either pay in the first instance or reimburse the Custodian for any expenses subject to indemnity hereunder. The Trust shall not settle or compromise any proceeding without the prior written consent of the Custodian unless (i) such settlement or compromise involves no admission of guilt, wrongdoing, or misconduct by the Custodian, (ii) such settlement or compromise does not impose any obligations or restrictions on the Custodian other than obligations to pay money that are subject to indemnity under this Agreement, and (iii) the Trust shall have paid, or made arrangements satisfactory to the Custodian for payment of amounts payable by the Custodian in connection with such settlement. The Custodian shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify the Custodian except with the Trust's prior written consent.

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Section 18.	Effective Period Termination and Amendment

This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than one hundred twenty days (120) days in the case of termination by the Custodian or sixty (60) days after the date of such delivery or mailing in the case of termination by the Trust ; provided, however, that the Trust shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Trust's Declaration of Trust, and further provided, that the Trust on behalf of one or more of the Portfolios may at any time by action of its Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Upon termination of the Agreement, the Trust on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its reasonable costs, expenses and disbursements.

Section 19.	Successor Custodian

If a successor custodian for the Trust, of one or more of the Portfolios shall be appointed by the Board of Trustees, the Custodian shall, upon termination, and receipt of Proper Instructions deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System or at an Underlying Transfer Agent.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of Proper Instructions, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such resolution.

In the event that Proper Instructions designating a successor custodian or Certified Resolution shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the 1940 Act doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System or Underlying Transfer Agent. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Trust to provide Proper Instructions to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.     ·

Section 20. Remote Access Services Addendum. The Custodian and the Trust agree to be bound by the terms of the Remote Access Services Addendum hereto.

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Section 21. Reserved.

Section 22. General.

Section 22.1   Interpretive and Additional Provisions. In connection with the operation of this Agreement, the Custodian and the Trust on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Trust's Declaration of Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

Section 22.2.   Additional Portfolios. In the event that the Trust establishes one or more series of Shares with respect to which it desires to have the Custodian render services as custodian pursuant to the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder and Appendix A hereto shall be revised to so reflect.

Section 22.3.  Governing Law. Any and all matters in dispute between the parties hereto, whether arising from or relating to this Agreement, shall be governed by and construed in accordance with laws of the Commonwealth of Massachusetts, without giving effect to any conflict of laws rules. Likewise, the law applicable to all issues in Article 2(1) of the Hague Convention on the Law Applicable to Certain Rights in respect of Securities Held with an Intermediary is the law in force in the Commonwealth of Massachusetts.

Section 22.4.  Recourse Against Shareholders, Officers and Trustees. This Agreement is executed by the officers of the Trust in their capacity as such and not individually. Any responsibility or liability of the Trust (or a particular Portfolio) under any provision of this Agreement shall be satisfied solely from the assets of the Trust or the particular Portfolio, tangible or intangible, realized or unrealized, and in no event shall the Custodian, a sub- custodian or agent have any recourse against the shareholders; officers or Trustees of the Trust under this Agreement or against any one Portfolio for the obligations of any other Portfolio. The execution and delivery of this Agreement have been authorized by the Board of Trustees, and this Agreement has been executed and delivered by an authorized officer of the Trust acting as such; neither such authorization by the Trustees nor execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on them personally, but shall only bind the assets and property of the Trust.

Section 22.5.  Confidentiality. All information provided under this Agreement by a party (the “Disclosing Party”) to the other party (the “Receiving Party”) regarding the Disclosing Party’s business and operations shall be treated as confidential. Subject to Section 22.6 below, all confidential information provided under this Agreement by Disclosing Party shall be used, including disclosure to third parties, by the Receiving Party, or its agents or service providers, solely for the purpose of performing or receiving the services and discharging the Receiving Party’s other obligations under the Agreement or managing the business of the Receiving Party and its affiliates, including financial and operational management and reporting, risk management, legal and regulatory compliance and client service management and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party. The foregoing shall not be applicable to any information (a) that is publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, (b) that is independently derived by the Receiving Party without the use of any information provided by the Disclosing Party in connection with this Agreement, (c) that is disclosed to comply with any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, (d) that is disclosed as required by operation of law or regulation or as required to comply with the requirements of any market infrastructure that the Disclosing Party or its agents direct the Custodian or its affiliates to employ (or which is required in connection with the holding or settlement of instruments included in the assets subject to this Agreement), or (e) where the party seeking to disclose has received the prior written consent of the party providing the information, which consent shall not be unreasonably withheld. With respect to any disclosure by the Custodian pursuant to (c) above, the Custodian shall make reasonable efforts to provide the Fund with reasonable notice prior to any such disclosure unless prohibited from doing so by law, rule, regulation or regulatory authority.

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Section 22.6.   Use of Data

     (a)       In connection with the provision of the services and the discharge of its other obligations under this Agreement, the Custodian (which term for purposes of this Section 22.6 includes each of its parent company, branches and affiliates (“Affiliates”)) may collect and store information regarding the Trust and share such information with its Affiliates, agents and service providers in order and to the extent reasonably necessary (i) to carry out the provision of services contemplated under this Agreement and other agreements between the Trust and the Custodian or any of its Affiliates and (ii) to carry out management of its businesses, including, but not limited to, financial and operational management and reporting, risk management, legal and regulatory compliance and client service management.

     (b)       Except as expressly contemplated by this Agreement, nothing in this Section 22.6 shall limit the confidentiality and data-protection obligations of the Custodian and its Affiliates under this Agreement and applicable law. The Custodian shall cause any Affiliate, agent or service provider to which it has disclosed Data pursuant to this Section 22.6 to comply at all times with confidentiality and data-protection obligations as if it were a party to this Agreement.

Section 22.7.  Assignment. This Agreement may not be assigned by either party without the written consent of the other.

Section 22.8.  Severability. In the event any provision of this Agreement is held illegal, void or unenforceable, the balance shall remain in effect.

Section 22.9.  Prior Agreements. This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between the Trust on behalf of each of the Portfolios and the Custodian relating to the custody of the Trust's assets.

Section 22.10. Notices

Any notice, instruction or other communication required to be given hereunder will, unless otherwise provided in this Agreement, be in writing and may be sent by hand, or by facsimile transmission, or overnight delivery by any recognized delivery service, to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To the Trust:	AMERICAN BEACON INSTITUTIONAL FUNDS TRUST
220 East Las Colinas Boulevard
Irving, Texas 75039
Attention: Chief Financial Officer
Telephone:

State Street: Limited Access

With a copy to

AMERICAN BEACON INSTITUTIONAL FUNDS TRUST
220 East Las Colinas Boulevard
Irving, Texas 75039
Attention: General Counsel

To the Custodian:	STATE STREET BANK AND TRUST COMPANY
Channel Center
Boston, MA 02210
Attention: Louis D. Abruzzi, Senior Vice President
Telephone: 617-662-0300

with a copy to:

STATE STREET BANK AND TRUST COMPANY
Legal Division – Global Services Americas
One Lincoln Street
Boston, MA 02111
Attention: Senior Vice President and Senior Managing Counsel

Section 22.11. Reproduction of Documents.

This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 22.12. Data Privacy. The Custodian will implement and maintain a written information security program that contains appropriate security measures to safeguard the personal information of the Trusts’ shareholders, employees, trustees and officers that the Custodian receives, stores, maintains, processes or otherwise accesses in connection with the provision of services hereunder. The term, “personal information”, as used in this Section, means (a) an individual’s name (first initial and last name or first name and last name), address or telephone number plus (i) Social Security number, (ii) driver’s license number, (iii) state identification card number, (iv) debit or credit card number, (v) financial account number or (vi) personal identification number or password that would permit access to a person’s account, or (b) any combination of any of the foregoing that would allow a person to log onto or access an individual’s account. The term does not include information that is lawfully obtained from publicly available information, or from federal, state or local government records lawfully made available to the general public.

The Custodian affirms that it has, and will continue to have throughout the term of this Agreement, procedures in place that are reasonably designed to protect the privacy of non-public personal consumer/ customer financial information to the extent required by applicable laws, rules and regulations, including the Massachusetts Standards for the Protection of Personal information of Residents of Commonwealth (201 CMR 17.00).

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Section 22.13. Regulation GG. The Trust represents and warrants that it does not engage in an “Internet gambling business,” as such term is defined in Section 233.2(r) of Federal Reserve Regulation GG (12 CFR 233) and covenants that it shall not engage in an Internet gambling business. In accordance with Regulation GG, the Trust is hereby notified that “restricted transactions,” as such term is defined in Section 233.2(y) of Regulation GG, are prohibited in any dealings with the Custodian pursuant to this Agreement or otherwise between or among any party hereto.

Section 22.14. Shareholder Communications Election.

SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Trust to indicate whether it authorizes the Custodian to provide the Trust’s name, address, and share position to requesting companies whose securities the Trust owns. If the Trust tells the Custodian “no”, the Custodian will not provide this information to requesting companies. If the Trust tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule to treat the Trust as consenting to disclosure of this information for all securities owned by the Trust or any funds or accounts established by the Trust. For the Trust's protection, the Rule prohibits the requesting company from using the Trust's name and address for any purpose other than corporate communications. Please indicate below whether the Trust consents or objects by checking one of the alternatives below.

YES ☐	The Custodian is authorized to release the Trust’s name, address, and share positions.

NO ☒	The Custodian is not authorized to release the Trust’s name, address, and share positions.

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Signature Page

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed in its name and behalf by its duly authorized representative under seal as of the date first above-written.

AMERICAN BEACON INSTITUTIONAL FUNDS TRUST

By: /s/ Melinda G. Heika
Name: Melinda G. Heika
Title: Treasurer

STATE STREET BANK AND TRUST COMPANY

By: /s/ Andrew Erickson
Name: Andrew Erickson
Title: Executive Vice President

State Street: Limited Access

Appendix A

American Beacon Diversified Fund

State Street: Limited Access

Global Custody Network
Schedule A

September 30, 2016

MARKET	SUBCUSTODIAN	ADDRESS
Albania	Raiffeisen Bank sh.a.	Blv. "Bajram Curri" ETC – Kati 14 Tirana, Albania
Argentina	Citibank, N.A.	Bartolome Mitre 530 1036 Buenos Aires, Argentina
Australia	The Hongkong and Shanghai Banking Corporation Limited	HSBC Securities Services Level 3, 10 Smith St., Parramatta, NSW 2150, Australia
Austria	Deutsche Bank AG	Fleischmarkt 1 A-1010 Vienna, Austria
	UniCredit Bank Austria AG	Custody Department / Dept. 8398-TZ Julius Tandler Platz 3 A-1090 Vienna, Austria
Bahrain	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	1st Floor, Bldg. #2505 Road # 2832, Al Seef 428 Kingdom of Bahrain
Bangladesh	Standard Chartered Bank	Silver Tower, Level 7 52 South Gulshan Commercial Area Gulshan 1, Dhaka 1212, Bangladesh
Belgium	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Brussels branch)	De Entrees 99-197 1101 HE Amsterdam, Netherlands
Benin	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire
Bermuda	HSBC Bank Bermuda Limited	6 Front Street Hamilton, HM06, Bermuda

LIMITED ACCESS	STATE STREET CORPORATION 1

|   GLOBAL CUSTODY NETWORK – SCHEDULE A

Federation of Bosnia and Herzegovina	UniCredit Bank d.d.	Zelenih beretki 24 71 000 Sarajevo Federation of Bosnia and Herzegovina
Botswana	Standard Chartered Bank Botswana Limited	4th Floor, Standard Chartered House Queens Road The Mall Gaborone, Botswana
Brazil	Citibank, N.A.	AV Paulista 1111 São Paulo, SP 01311-920 Brazil
Bulgaria	Citibank Europe plc, Bulgaria Branch	Serdika Offices, 10th floor 48 Sitnyakovo Blvd. 1505 Sofia, Bulgaria
	UniCredit Bulbank AD	7 Sveta Nedelya Square 1000 Sofia, Bulgaria
Burkina Faso	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire
Canada	State Street Trust Company Canada	30 Adelaide Street East, Suite 800 Toronto, ON Canada M5C 3G6
Chile	Itaú CorpBanca S.A.	Enrique Foster Sur 20, Piso 5 Las Condes, Santiago de Chile
People’s Republic of China	HSBC Bank (China) Company Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	33rd Floor, HSBC Building, Shanghai IFC 8 Century Avenue Pudong, Shanghai, China (200120)
	China Construction Bank Corporation (for A-share market only)	No.1 Naoshikou Street Chang An Xing Rong Plaza Beijing 100032-33, China
	Citibank N.A. (for Shanghai – Hong Kong Stock Connect market only)	39/F., Champion Tower 3 Garden Road Central, Hong Kong
	The Hongkong and Shanghai Banking Corporation Limited (for Shanghai – Hong Kong Stock Connect market only)	Level 30, HSBC Main Building 1 Queen's Road Central, Hong Kong
	Standard Chartered Bank (Hong Kong) Limited (for Shanghai – Hong Kong Stock Connect market)	15th Floor Standard Chartered Tower 388 Kwun Tong Road Kwun Tong, Hong Kong
Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria	Carrera 9A, No. 99-02 Bogotá DC, Colombia

LIMITED ACCESS	STATE STREET CORPORATION 2

|   GLOBAL CUSTODY NETWORK – SCHEDULE A

Costa Rica	Banco BCT S.A.	160 Calle Central Edificio BCT San José, Costa Rica
Croatia	Privredna Banka Zagreb d.d.	Custody Department Radnička cesta 50 10000 Zagreb, Croatia
	Zagrebacka Banka d.d.	Savska 60 10000 Zagreb, Croatia
Cyprus	BNP Paribas Securities Services, S.C.A., Greece (operating through its Athens branch)	94 V. Sofias Avenue & 1 Kerasountos Str. 115 28 Athens, Greece
Czech Republic	Československá obchodní banka, a.s.	Radlická 333/150 150 57 Prague 5, Czech Republic
	UniCredit Bank Czech Republic and Slovakia, a.s.	BB Centrum – FILADELFIE Želetavská 1525/1 140 92 Praha 4 - Michle, Czech Republic
Denmark	Nordea Bank AB (publ), Sweden (operating through its subsidiary, Nordea Bank Danmark A/S)	Strandgade 3 0900 Copenhagen C, Denmark
	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Copenhagen branch)	Bernstorffsgade 50 1577 Copenhagen, Denmark
Egypt	HSBC Bank Egypt S.A.E. (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	6th Floor 306 Corniche El Nil Maadi Cairo, Egypt
Estonia	AS SEB Pank	Tornimäe 2 15010 Tallinn, Estonia
Finland	Nordea Bank AB (publ), Sweden (operating through its subsidiary, Nordea Bank Finland Plc.)	Satamaradankatu 5 00500 Helsinki, Finland
	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Helsinki branch)	Securities Services Box 630 SF-00101 Helsinki, Finland
France	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Paris branch)	De Entrees 99-197 1101 HE Amsterdam, Netherlands
Republic of Georgia	JSC Bank of Georgia	29a Gagarini Str. Tbilisi 0160, Georgia
Germany	State Street Bank International GmbH	Brienner Strasse 59 80333 Munich, Germany

LIMITED ACCESS	STATE STREET CORPORATION 3

|   GLOBAL CUSTODY NETWORK – SCHEDULE A

	Deutsche Bank AG	Alfred-Herrhausen-Allee 16-24 D-65760 Eschborn, Germany
Ghana	Standard Chartered Bank Ghana Limited	P. O. Box 768 1st Floor High Street Building Accra, Ghana
Greece	BNP Paribas Securities Services, S.C.A.	94 V. Sofias Avenue & 1 Kerasountos Str. 115 28 Athens, Greece
Guinea-Bissau	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire
Hong Kong	Standard Chartered Bank (Hong Kong) Limited	15th Floor Standard Chartered Tower 388 Kwun Tong Road Kwun Tong, Hong Kong
Hungary	Citibank Europe plc Magyarországi Fióktelepe	7 Szabadság tér, Bank Center Budapest, H-1051 Hungary
	UniCredit Bank Hungary Zrt.	6th Floor Szabadság tér 5-6 H-1054 Budapest, Hungary
Iceland	Landsbankinn hf.	Austurstræti 11 155 Reykjavik, Iceland
India	Deutsche Bank AG	Block B1, 4th Floor, Nirlon Knowledge Park Off Western Express Highway Goregaon (E) Mumbai 400 063, India
	The Hongkong and Shanghai Banking Corporation Limited	11F, Building 3, NESCO - IT Park, NESCO Complex, Western Express Highway Goregaon (East), Mumbai 400 063, India
Indonesia	Deutsche Bank AG	Deutsche Bank Building, 4th floor Jl. Imam Bonjol, No. 80 Jakarta 10310, Indonesia
Ireland	State Street Bank and Trust Company, United Kingdom branch	525 Ferry Road Edinburgh EH5 2AW, Scotland
Israel	Bank Hapoalim B.M.	50 Rothschild Boulevard Tel Aviv, Israel 61000
Italy	Deutsche Bank S.p.A.	Investor Services Via Turati 27 – 3rd Floor 20121 Milan, Italy

LIMITED ACCESS	STATE STREET CORPORATION 4

|   GLOBAL CUSTODY NETWORK – SCHEDULE A

Ivory Coast	Standard Chartered Bank Côte d’Ivoire S.A.	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire
Japan	Mizuho Bank, Limited	Shinagawa Intercity Tower A 2-15-1, Konan, Minato-ku Tokyo 108-6009, Japan
	The Hongkong and Shanghai Banking Corporation Limited	HSBC Building 11-1 Nihonbashi 3-chome, Chuo-ku Tokyo 1030027, Japan
Jordan	Standard Chartered Bank	Shmeissani Branch Al-Thaqafa Street, Building # 2 P.O. Box 926190 Amman 11110, Jordan
Kazakhstan	JSC Citibank Kazakhstan	Park Palace, Building A, 41 Kazibek Bi street, Almaty 050010, Kazakhstan
Kenya	Standard Chartered Bank Kenya Limited	Custody Services Standard Chartered @ Chiromo, Level 5 48 Westlands Road P.O. Box 40984 – 00100 GPO Nairobi, Kenya
Republic of Korea	Deutsche Bank AG	18th Fl., Young-Poong Building 41 Cheonggyecheon-ro Jongro-ku-, Seoul 03188, Korea
	The Hongkong and Shanghai Banking Corporation Limited	5F HSBC Building #37 Chilpae-ro Jung-gu, Seoul 04511, Korea
Kuwait	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Kuwait City, Qibla Area Hamad Al-Saqr Street Kharafi Tower, G/1/2 Floors P. O. Box 1683, Safat 13017, Kuwait
Latvia	AS SEB banka	Unicentrs, Valdlauči LV-1076 Kekavas pag., Rigas raj., Latvia
Lebanon	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	St. Georges Street, Minet El-Hosn Beirut 1107 2080, Lebanon
Lithuania	AB SEB bankas	Gedimino av. 12 LT 2600 Vilnius, Lithuania
Malawi	Standard Bank Limited	Kaomba Centre Cnr. Victoria Avenue & Sir Glyn Jones Road Blantyre, Malawi

LIMITED ACCESS	STATE STREET CORPORATION 5

|   GLOBAL CUSTODY NETWORK – SCHEDULE A

Malaysia	Deutsche Bank (Malaysia) Berhad	Domestic Custody Services Level 20, Menara IMC 8 Jalan Sultan Ismail 50250 Kuala Lumpur, Malaysia
	Standard Chartered Bank Malaysia Berhad	Menara Standard Chartered 30 Jalan Sultan Ismail 50250 Kuala Lumpur, Malaysia
Mali	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire
Mauritius	The Hongkong and Shanghai Banking Corporation Limited	6F HSBC Centre 18 CyberCity Ebene, Mauritius
Mexico	Banco Nacional de México, S.A.	3er piso, Torre Norte Act. Roberto Medellín No. 800 Col. Santa Fe Mexico, DF 01219
Morocco	Citibank Maghreb	Zénith Millénium Immeuble1 Sidi Maârouf – B.P. 40 Casablanca 20190, Morocco
Namibia	Standard Bank Namibia Limited	Standard Bank Center Cnr. Werner List St. and Post St. Mall 2nd Floor Windhoek, Namibia
Netherlands	Deutsche Bank AG	De Entrees 99-197 1101 HE Amsterdam, Netherlands
New Zealand	The Hongkong and Shanghai Banking Corporation Limited	HSBC House Level 7, 1 Queen St. Auckland 1010, New Zealand
Niger	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire
Nigeria	Stanbic IBTC Bank Plc.	Plot 1712 Idejo St Victoria Island, Lagos 101007, Nigeria
Norway	Nordea Bank AB (publ), Sweden (operating through its subsidiary, Nordea Bank Norge ASA)	Essendropsgate 7 0368 Oslo, Norway
	Skandinaviska Enskilda Banken AB (publ), Sweden (operating through its Oslo branch)	P.O. Box 1843 Vika Filipstad Brygge 1 N-0123 Oslo, Norway

LIMITED ACCESS	STATE STREET CORPORATION 6

|   GLOBAL CUSTODY NETWORK – SCHEDULE A

Oman	HSBC Bank Oman S.A.O.G. (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	2nd Floor Al Khuwair PO Box 1727 PC 111 Seeb, Oman
Pakistan	Deutsche Bank AG	Unicentre – Unitowers I.I. Chundrigar Road P.O. Box 4925 Karachi - 74000, Pakistan
Panama	Citibank, N.A.	Boulevard Punta Pacifica Torre de las Americas Apartado Panama City, Panama 0834-00555
Peru	Citibank del Perú, S.A.	Canaval y Moreyra 480 3rd Floor, San Isidro Lima 27, Perú
Philippines	Deutsche Bank AG	Global Transaction Banking Tower One, Ayala Triangle 1226 Makati City, Philippines
Poland	Bank Handlowy w Warszawie S.A.	ul. Senatorska 16 00-293 Warsaw, Poland
	Bank Polska Kasa Opieki S.A.	31 Zwirki I Wigury Street 02-091, Warsaw, Poland
Portugal	Deutsche Bank AG, Netherlands (operating through its Amsterdam branch with support from its Lisbon branch)	De Entrees 99-197 1101 HE Amsterdam, Netherlands
Puerto Rico	Citibank N.A.	1 Citibank Drive, Lomas Verdes Avenue San Juan, Puerto Rico 00926
Qatar	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	2 Fl Ali Bin Ali Tower Building no.: 150 Airport Road Doha, Qatar
Romania	Citibank Europe plc, Dublin – Romania Branch	8, Iancu de Hunedoara Boulevard 712042, Bucharest Sector 1, Romania
Russia	AO Citibank	8-10 Gasheka Street, Building 1 125047 Moscow, Russia
Saudi Arabia	HSBC Saudi Arabia Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	HSBC Head Office 7267 Olaya - Al Murooj Riyadh 12283-2255 Kingdom of Saudi Arabia
Senegal	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire

LIMITED ACCESS	STATE STREET CORPORATION 7

|   GLOBAL CUSTODY NETWORK – SCHEDULE A

Serbia	UniCredit Bank Serbia JSC	Rajiceva 27-29 11000 Belgrade, Serbia
Singapore	Citibank N.A.	3 Changi Business Park Crescent #07-00, Singapore 486026
	United Overseas Bank Limited	156 Cecil Street FEB Building #08-03 Singapore 069544
Slovak Republic	UniCredit Bank Czech Republic and Slovakia, a.s.	Ŝancová 1/A 813 33 Bratislava, Slovak Republic
Slovenia	UniCredit Banka Slovenija d.d.	Šmartinska 140 SI-1000 Ljubljana, Slovenia
South Africa	FirstRand Bank Limited	Mezzanine Floor 3 First Place Bank City Corner Simmonds & Jeppe Sts. Johannesburg 2001 Republic of South Africa
	Standard Bank of South Africa Limited	3rd Floor, 25 Pixley Ka Isaka Seme St. Johannesburg 2001 Republic of South Africa
Spain	Deutsche Bank S.A.E.	Calle de Rosario Pino 14-16, Planta 1 28020 Madrid, Spain
Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited	24, Sir Baron Jayatilake Mawatha Colombo 01, Sri Lanka
Republic of Srpska	UniCredit Bank d.d.	Zelenih beretki 24 71 000 Sarajevo Federation of Bosnia and Herzegovina
Swaziland	Standard Bank Swaziland Limited	Standard House, Swazi Plaza Mbabane, Swaziland H101
Sweden	Nordea Bank AB (publ)	Smålandsgatan 17 105 71 Stockholm, Sweden
	Skandinaviska Enskilda Banken AB (publ)	Sergels Torg 2 SE-106 40 Stockholm, Sweden
Switzerland	Credit Suisse AG	Uetlibergstrasse 231 8070 Zurich, Switzerland
	UBS Switzerland AG	Max-Högger-Strasse 80-82 CH-8048 Zurich-Alstetten, Switzerland
Taiwan - R.O.C.	Deutsche Bank AG	296 Ren-Ai Road Taipei 106 Taiwan, Republic of China

LIMITED ACCESS	STATE STREET CORPORATION 8

|   GLOBAL CUSTODY NETWORK – SCHEDULE A

	Standard Chartered Bank (Taiwan) Limited	168 Tun Hwa North Road Taipei 105, Taiwan, Republic of China
Tanzania	Standard Chartered Bank (Tanzania) Limited	1 Floor, International House Corner Shaaban Robert St and Garden Ave PO Box 9011 Dar es Salaam, Tanzania
Thailand	Standard Chartered Bank (Thai) Public Company Limited	Sathorn Nakorn Tower 14th Floor, Zone B 90 North Sathorn Road Silom, Bangkok 10500, Thailand
Togo	via Standard Chartered Bank Côte d’Ivoire S.A., Abidjan, Ivory Coast	23, Bld de la République 17 BP 1141 Abidjan 17 Côte d’Ivoire
Tunisia	Union Internationale de Banques	65 Avenue Bourguiba 1000 Tunis, Tunisia
Turkey	Citibank, A.Ş.	Tekfen Tower Eski Buyukdere Caddesi 209 Kat 3 Levent 34394 Istanbul, Turkey
	Deutsche Bank A.Ş.	Eski Buyukdere Caddesi Tekfen Tower No. 209 Kat: 17 4 Levent 34394 Istanbul, Turkey
Uganda	Standard Chartered Bank Uganda Limited	5 Speke Road P.O. Box 7111 Kampala, Uganda
Ukraine	PJSC Citibank	16-g Dilova St. Kyiv 03150, Ukraine
United Arab Emirates Dubai Financial Market	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	HSBC Securities Services Emaar Square Level 3, Building No. 5 P O Box 502601 Dubai, United Arab Emirates
United Arab Emirates Dubai International Financial Center	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	HSBC Securities Services Emaar Square Level 3, Building No. 5 P O Box 502601 Dubai, United Arab Emirates
United Arab Emirates Abu Dhabi	HSBC Bank Middle East Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	HSBC Securities Services Emaar Square Level 3, Building No. 5 P O Box 502601 Dubai, United Arab Emirates

LIMITED ACCESS	STATE STREET CORPORATION 9

|   GLOBAL CUSTODY NETWORK – SCHEDULE A

United Kingdom	State Street Bank and Trust Company, United Kingdom branch	525 Ferry Road Edinburgh EH5 2AW, Scotland
Uruguay	Banco Itaú Uruguay S.A.	Zabala 1463 11000 Montevideo, Uruguay
Venezuela	Citibank, N.A.	Centro Comercial El Recreo Torre Norte, Piso 19 Avenida Casanova Caracas, Venezuela 1050
Vietnam	HSBC Bank (Vietnam) Limited (as delegate of The Hongkong and Shanghai Banking Corporation Limited)	Centre Point 106 Nguyen Van Troi Street Phu Nhuan District Ho Chi Minh City, Vietnam
Zambia	Standard Chartered Bank Zambia Plc.	Standard Chartered House Cairo Road P.O. Box 32238 10101, Lusaka, Zambia
Zimbabwe	Stanbic Bank Zimbabwe Limited (as delegate of Standard Bank of South Africa Limited)	3rd Floor Stanbic Centre 59 Samora Machel Avenue Harare, Zimbabwe

LIMITED ACCESS	STATE STREET CORPORATION 10

Depositories Operating in Network Markets
Schedule B

September 30, 2016

MARKET	DEPOSITORY	TYPES OF SECURITIES
Albania	Bank of Albania	Government debt
Argentina	Caja de Valores S.A.	Equities, government and corporate bonds, and corporate money market instruments
Australia	Austraclear Limited	Government securities, corporate bonds, and corporate money market instruments
Austria	OeKB Central Securities Depository GmbH	All securities listed on Wiener Börse AG, the Vienna Stock Exchange (as well as virtually all other Austrian securities)
Bahrain	Clearing, Settlement, Depository and Registry System of the Bahrain Bourse	Equities
Bangladesh	Bangladesh Bank	Government securities
	Central Depository Bangladesh Limited	Equities and corporate bonds
Belgium	Euroclear Belgium	Equities and most corporate bonds
	National Bank of Belgium	Government securities, corporate bonds, and money market instruments
Benin	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
Bermuda	Bermuda Securities Depository	Equities, corporate bonds

LIMITED ACCESS	STATE STREET CORPORATION 1

|   DEPOSITORIES OPERATING IN NETWORK MARKETS – SCHEDULE B

Federation of Bosnia and Herzegovina	Registar vrijednosnih papira u Federaciji Bosne i Hercegovine, d.d.	Equities, corporate bonds, government securities, money market instruments
Botswana	Bank of Botswana	Government debt
	Central Securities Depository Company of Botswana Ltd.	Equities and corporate bonds
Brazil	Central de Custódia e de Liquidação Financeira de Títulos Privados (CETIP)	Corporate debt and money market instruments
	Companhia Brasileira de Liquidação e Custódia (CBLC)	All equities listed on BM&F BOVESPA S.A. and SOMA, and non-financial corporate bonds traded at BM&F BOVESPA S.A.
	Sistema Especial de Liquidação e de Custódia (SELIC)	Government debt issued by the central bank and the National Treasury
Bulgaria	Bulgarian National Bank	Government securities
	Central Depository AD	Eligible equities and corporate bonds
Burkina Faso	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
Canada	The Canadian Depository for Securities Limited	All book-entry eligible securities, including government securities, equities, corporate bonds, money market instruments, strip bonds, and asset- backed securities
Chile	Depósito Central de Valores S.A.	Government securities, equities, corporate bonds, mortgage-backed securities, and money market instruments
People’s Republic of China	China Securities Depository and Clearing Corporation Limited, Shanghai and Shenzhen Branches	A shares, B shares, Treasury bonds, local government bonds, enterprise bonds, corporate bonds, open and closed-end funds, convertible bonds, and warrants
	China Central Depository and Clearing Co., Ltd.	Bonds traded through the China Interbank Bond Market (CIBM), including Treasury bonds, local government bonds, policy bank bonds, central bank bills, medium-term notes, commercial paper, enterprise bonds, and commercial bank bonds
Colombia	Depósito Central de Valores	Securities issued by the central bank and the Republic of Colombia

LIMITED ACCESS	STATE STREET CORPORATION 2

|   DEPOSITORIES OPERATING IN NETWORK MARKETS – SCHEDULE B

	Depósito Centralizado de Valores de Colombia S.A. (DECEVAL)	Equities, corporate bonds, money market instruments
Costa Rica	Interclear Central de Valores S.A.	Securities traded on Bolsa Nacional de Valores
Croatia	Središnje klirinško depozitarno društvo d.d.	Eligible equities, corporate bonds, government securities, and corporate money market instruments
Cyprus	Central Depository and Central Registry	Equities, corporate bonds, dematerialized government securities, corporate money market instruments
Czech Republic	Centrální depozitář cenných papírů, a.s.	All dematerialized equities, corporate debt, and government debt, excluding Treasury bills
	Czech National Bank	Treasury bills
Denmark	VP Securities A/S	Equities, government securities, corporate bonds, corporate money market instruments, warrants
Egypt	Central Bank of Egypt	Treasury bills
	Misr for Central Clearing, Depository and Registry S.A.E.	Eligible equities, corporate bonds, and Treasury bonds
Estonia	AS Eesti Väärtpaberikeskus	All registered equity and debt securities
Finland	Euroclear Finland	Equities, corporate bonds, government securities, money market instruments
France	Euroclear France	Government securities, equities, bonds, and money market instruments
Republic of Georgia	Georgian Central Securities Depository	Equities, corporate bonds, and money market instruments
	National Bank of Georgia	Government securities
Germany	Clearstream Banking AG, Frankfurt	Equities, government securities, corporate bonds, money market instruments, warrants, investment funds, and index certificates
Ghana	Central Securities Depository (Ghana) Limited	Government securities and Bank of Ghana securities; equities and corporate bonds
Greece	Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form	Government debt
	Hellenic Central Securities Depository	Eligible listed equities, government debt, and corporate bonds
Guinea-Bissau	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

LIMITED ACCESS	STATE STREET CORPORATION 3

|   DEPOSITORIES OPERATING IN NETWORK MARKETS – SCHEDULE B

	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
Hong Kong	Central Moneymarkets Unit	Government debt (i.e., exchange fund bills and notes issued by the HKMA), other private debt, and money market instruments
	Hong Kong Securities Clearing Company Limited	Securities listed or traded on the Stock Exchange of Hong Kong Limited
Hungary	KELER Központi Értéktár Zrt.	Government securities, equities, corporate bonds, and investment fund notes
Iceland	Nasdaq verðbréfamiðstöð hf.	Government securities, equities, corporate bonds, and money market instruments
India	Central Depository Services (India) Limited	Eligible equities, debt securities, and money market instruments
	National Securities Depository Limited	Eligible equities, debt securities, and money market instruments
	Reserve Bank of India	Government securities
Indonesia	Bank Indonesia	Sertifikat Bank Indonesia (central bank certificates), Surat Utang Negara (government debt instruments), and Surat Perbendaharaan Negara (Treasury bills)
	PT Kustodian Sentral Efek Indonesia	Equities, corporate bonds, and money market instruments
Ireland	Euroclear UK & Ireland Limited	GBP- and EUR-denominated money market instruments
	Euroclear Bank S.A./N.V.	Government securities
Israel	Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearing House)	Government securities, equities, corporate bonds and trust fund units
Italy	Monte Titoli S.p.A.	Equities, corporate debt, government debt, money market instruments, and warrants
Ivory Coast	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

LIMITED ACCESS	STATE STREET CORPORATION 4

|   DEPOSITORIES OPERATING IN NETWORK MARKETS – SCHEDULE B

Japan	Bank of Japan – Financial Network System	Government securities
	Japan Securities Depository Center (JASDEC) Incorporated	Equities, corporate bonds, and corporate money market instruments
Jordan	Central Bank of Jordan	Treasury bills, government bonds, development bonds, and public entity bonds
	Securities Depository Center	Equities and corporate bonds
Kazakhstan	Central Securities Depository	Government securities, equities, corporate bonds, and money market instruments
Kenya	Central Bank of Kenya	Treasury bills and Treasury bonds
	Central Depository and Settlement Corporation Limited	Equities and corporate debt
Republic of Korea	Korea Securities Depository	Equities, government securities, corporate bonds and money market instruments
Kuwait	Kuwait Clearing Company	Money market instruments, equities, and corporate bonds
Latvia	Latvian Central Depository	Equities, government securities, corporate bonds, and money market instruments
Lebanon	Banque du Liban	Government securities and certificates of deposit issued by the central bank
	Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (Midclear) S.A.L.	Equities, corporate bonds and money market instruments
Lithuania	Central Securities Depository of Lithuania	All securities available for public trading
Malawi	Reserve Bank of Malawi	Reserve Bank of Malawi bills and Treasury bills
Malaysia	Bank Negara Malaysia	Treasury bills, Bank Negara Malaysia bills, Malaysian government securities, private debt securities, and money market instruments
	Bursa Malaysia Depository Sdn. Bhd.	Securities listed on Bursa Malaysia Securities Berhad
Mali	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.

LIMITED ACCESS	STATE STREET CORPORATION 5

|   DEPOSITORIES OPERATING IN NETWORK MARKETS – SCHEDULE B

Mauritius	Bank of Mauritius	Government debt (traded through primary dealers)
	Central Depository and Settlement Co. Limited	Listed and unlisted equity and debt securities (corporate debt and T-bills traded on the exchange)
Mexico	S.D. Indeval, S.A. de C.V.	All securities
Morocco	Maroclear	Eligible listed equities, corporate and government debt, certificates of deposit, commercial paper
Namibia	Bank of Namibia	Treasury bills
Netherlands	Euroclear Nederland	Government securities, equities, corporate bonds, corporate money market instruments, and stripped government bonds
New Zealand	New Zealand Central Securities Depository Limited	Government securities, equities, corporate bonds, and money market instruments
Niger	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
Nigeria	Central Bank of Nigeria	Treasury bills and government bonds
	Central Securities Clearing System Limited	Equities and corporate bonds traded on the Nigeria Stock Exchange
Norway	Verdipapirsentralen	All listed securities
Oman	Muscat Clearing & Depository Company S.A.O.G.	Equities, corporate bonds, government debt
Pakistan	Central Depository Company of Pakistan Limited	Equities and corporate bonds
	State Bank of Pakistan	Government securities
Panama	Central Latinoamericana de Valores, S.A. (LatinClear)	Equities, government and corporate debt, commercial paper, short-term securities
Peru	CAVALI S.A. Institución de Compensación y Liquidación de Valores	All securities in book-entry form traded on the stock exchange
Philippines	Philippine Depository & Trust Corporation	Eligible equities and debt
	Registry of Scripless Securities (ROSS) of the Bureau of the Treasury	Government securities

LIMITED ACCESS	STATE STREET CORPORATION 6

|   DEPOSITORIES OPERATING IN NETWORK MARKETS – SCHEDULE B

Poland	Rejestr Papierów Wartościowych	Treasury bills
	Krajowy Depozyt Papierów Wartościowych, S.A.	Equities, corporate bonds, corporate money market instruments, Treasury bonds, warrants, and futures contracts
Portugal	INTERBOLSA - Sociedad Gestora de Sistemas de Liquidação e de Sistemas Centralizados de Valores Mobiliários, S.A.	All local Portuguese instruments
Qatar	Qatar Central Securities Depository	Equities, government bonds and Treasury bills listed on the Qatar Exchange
Romania	National Bank of Romania	Treasury bills and bonds
	S.C. Depozitarul Central S.A.	Bursa de Valori Bucuresti- (Bucharest Stock Exchange-) listed equities, corporate bonds, government bonds, and municipal bonds
Russia	National Settlement Depository	Eligible equities, Obligatsii Federal’nogo Zaima (OFZs), and corporate debt denominated in RUB
Saudi Arabia	Saudi Arabian Monetary Agency	Government securities and Saudi government development bonds (SGDBs)
	Tadawul Central Securities Depository	Equities
Senegal	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
Serbia	Central Securities Depository and Clearinghouse	All instruments
Singapore	Monetary Authority of Singapore	Government securities
	The Central Depository (Pte.) Limited	Eligible listed equities and eligible private debt traded in Singapore
Slovak Republic	Centrálny depozitár cenných papierov SR, a.s.	All dematerialized securities
Slovenia	KDD – Centralna klirinško depotna družba d.d.	All publicly traded securities
South Africa	Strate (Pty) Ltd.	Eligible equities, government securities, corporate bonds, money market instruments, and warrants

LIMITED ACCESS	STATE STREET CORPORATION 7

|   DEPOSITORIES OPERATING IN NETWORK MARKETS – SCHEDULE B

Spain	IBERCLEAR	Government securities, equities, warrants, money market instruments, and corporate bonds
Sri Lanka	Central Bank of Sri Lanka	Government securities
	Central Depository System (Pvt) Limited	Equities and corporate bonds
Republic of Srpska	Central Registry of Securities in the Republic of Srpska JSC	Government securities, equities, and corporate and municipal bonds
Swaziland	Central Bank of Swaziland	Treasury bills and Treasury bonds
Sweden	Euroclear Sweden	Government securities, equities, bonds, money market instruments, derivatives, exchange traded funds, and warrants
Switzerland	SIX SIS AG	Government securities, equities, corporate bonds, money market instruments, derivatives, mutual funds, and warrants
Taiwan - R.O.C.	Central Bank of the Republic of China (Taiwan)	Government securities
	Taiwan Depository and Clearing Corporation	Listed equities, short-term bills, and corporate bonds
Tanzania	Central Depository System (CDS), a department of the Dar es Salaam Stock Exchange	Equities and corporate bonds
Thailand	Thailand Securities Depository Company Limited	Government securities, equities and corporate bonds
Togo	Dépositaire Central – Banque de Règlement	All securities traded on Bourse Régionale des Valeurs Mobilières, the West African regional exchange, including securities from the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
	Banque Centrale des Etats d’Afrique de l’Ouest	Treasury bills and Treasury bonds issued by the following West African nations: Benin, Burkina Faso, Guinea-Bissau, the Ivory Coast, Mali, Niger, Senegal and Togo.
Tunisia	Tunisie Clearing	All eligible listed securities
Turkey	Central Bank of Turkey	Government securities
	Central Registry Agency	Equities, corporate bonds, money market instruments, mutual fund certificates, exchange traded funds
Uganda	Bank of Uganda	Treasury bills and Treasury bonds
	Securities Central Depository	Equities, corporate bonds
Ukraine	National Depository of Ukraine	Equities, bonds, and money market instruments

LIMITED ACCESS	STATE STREET CORPORATION 8

|   DEPOSITORIES OPERATING IN NETWORK MARKETS – SCHEDULE B

United Arab Emirates – Abu Dhabi	Clearing, Settlement, Depository and Registry department of the Abu Dhabi Securities Exchange	Equities, government securities, and corporate debt
United Arab Emirates – Dubai Financial Market	Clearing, Settlement and Depository Division, a department of the Dubai Financial Market	Equities, government securities, and corporate debt listed on the DFM
United Arab Emirates – Dubai International Financial Center	Central Securities Depository, owned and operated by NASDAQ Dubai Limited	Equities, corporate bonds, and corporate money market instruments
United Kingdom	Euroclear UK & Ireland Limited	GBP- and EUR-denominated money market instruments
Uruguay	Banco Central del Uruguay	Government securities
Venezuela	Banco Central de Venezuela	Government securities
	Caja Venezolana de Valores	Equities and corporate bonds
Vietnam	Vietnam Securities Depository	Equities, government bonds, T-bills, corporate bonds, and public fund certificates
Zambia	Bank of Zambia	Treasury bills and Treasury bonds
	LuSE Central Shares Depository Limited	Treasury bonds, corporate bonds, and equities
Zimbabwe	Chengetedzai Depository Company Limited	Equities and corporate bonds
	Reserve Bank of Zimbabwe	Treasury bills and Treasury bonds
TRANSNATIONAL DEPOSITORIES
Euroclear Bank S.A./N.V.	Domestic securities from more than 40 markets
Clearstream Banking, S.A.	Domestic securities from more than 50 markets

LIMITED ACCESS	STATE STREET CORPORATION 9

Global Custody Network Publications

Schedule C

Publication / Type of Information	Brief Description
(scheduled update frequency)

The Guide to Custody in World Markets (regular my.statestreet.com updates)	An overview of settlement and safekeeping procedures, custody practices, and foreign investor considerations for the markets in which State Street offers custodial services.

Global Custody Network Review (updated annually on my.statestreet.com)	Information relating to Foreign Subcustodians in State Street’s Global Custody Network. The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street’s market expansion and Foreign Subcustodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Subcustodian banks.

Securities Depository Review (updated annually on my.statestreet.com)

Custody risk analyses of the Foreign Securities Depositories presently operating in Network markets. This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal Survey (updated annually on my.statestreet.com)

With respect to each market in which State Street offers custodial services, opinions relating to whether local law restricts:

(i)   access of a fund’s independent public accountants to books and records of a Foreign Subcustodian or Foreign Securities System,

(ii)   a fund’s ability to recover in the event of bankruptcy or insolvency of a Foreign Subcustodian or Foreign Securities System,

(iii)  a fund’s ability to recover in the event of a loss by a Foreign Subcustodian or Foreign Securities System, and

(iv)  the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

LIMITED ACCESS	STATE STREET CORPORATION 1

|   GLOBAL CUSTODY NETWORK PUBLICATIONS

SCHEDULE C

Subcustodian Agreements (available on CD-ROM annually)	Copies of the contracts that State Street has entered into with each Foreign Subcustodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

Global Market Bulletin (daily or as necessary via email and on my.statestreet.com)	Information on changing settlement and custody conditions in markets where State Street offers custodial services. Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street’s clients.

Foreign Custody Risk Advisories (provided as necessary and on my.statestreet.com)	For those markets where State Street offers custodial services that exhibit special risks or infrastructures impacting custody, State Street maintains market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Foreign Custody Manager Material Change Notices (quarterly or as necessary and on my.statestreet.com)	Informational letters and accompanying materials, pursuant to our role as Foreign Custody Manager, confirming State Street’s foreign custody arrangements, including a summary of material changes with Foreign Subcustodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories.

Please contact GlobalMarketInformation@statestreet.com with questions about this document.

The information contained in this document has been carefully researched and is believed to be reliable as of the publication date. Due to the complexities of the markets and changing conditions, however, State Street cannot guarantee that it is complete or accurate in every respect. This document should not be construed or used as a substitute for appropriate legal or investment counsel. Specific advice should be sought on matters relevant to the investment activities of the reader. This application contains proprietary information and is fully protected by relevant copyright laws worldwide.

Copyright 2016 State Street Corporation

www.statestreet.com

LIMITED ACCESS	STATE STREET CORPORATION 2

REMOTE ACCESS SERVICES ADDENDUM

TO CUSTODIAN AGREEMENT

ADDENDUM to that certain Custodian Agreement (the “Custodian Agreement”) by and among American Beacon Institutional Funds Trust (the “Customer”) and State Street Bank and Trust Company, including its subsidiaries and affiliates (“State Street”).

State Street has developed and/or utilizes proprietary or third-party accounting and other systems in conjunction with the services that State Street provides to the Customer. In this regard, State Street maintains certain information in databases under its ownership and/or control that it makes available to its customers (the “Remote Access Services”).

The Services

State Street agrees to provide the Customer, and its designated investment advisors, consultants or other third parties who agree to abide by the terms of this Addendum (“Authorized Designees”) with access to State Street proprietary and third-party systems as may be offered by State Street from time to time (each, a “System”) on a remote basis.

Security Procedures

The Customer agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures, if any, and with user identification or other password control requirements and other security devices and procedures as may be issued or required from time to time by State Street or its third-party vendors for use of the System and access to the Remote Access Services. The Customer is responsible for any use and/or misuse of the System and Remote Access Services by its Authorized Designees. The Customer agrees to advise State Street immediately in the event that it learns or has reason to believe that any person to whom it has given access to the System or the Remote Access Services has violated or intends to violate the terms of this Addendum and the Customer will cooperate with State Street in seeking injunctive or other equitable relief. The Customer agrees to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street and State Street may restrict access of the System and Remote Access Services by the Customer or any Authorized Designee for security reasons or noncompliance with the terms of this Addendum at any time. For the avoidance of doubt, the preceding sentence shall not modify State Street’s obligations to perform the services under the Custodian Agreement.

Fees

Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the fee schedule in effect from time to time between the parties. The Customer shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

i

Proprietary Information/Injunctive Relief

The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, know- how, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to the Customer by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary and intellectual property rights of State Street and third-party vendors related thereto are the exclusive, valuable and confidential proprietary property of State Street and its relevant licensors and third-party vendors (the “Proprietary Information”). The Customer agrees on behalf of itself and its Authorized Designees to use commercially reasonable efforts to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the business purposes of the Customer. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

The Customer agrees to use the Remote Access Services only in connection with the business purpose of the Customer and consistent with the proper purposes of this Addendum. The Customer will not, and will use commercially reasonable efforts to cause its employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third-party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of the Customer, as State Street’s customer.

The Customer agrees that neither it nor its Authorized Designees will modify the System in any way, enhance, copy or otherwise create derivative works based upon the System, nor will the Customer or its Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

The Customer acknowledges that the disclosure of any Proprietary Information will immediately give rise to continuing irreparable injury to State Street or its third-party licensors and vendors inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties

State Street represents and warrants that it is the owner of and/or has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology including, but not limited to the use of the Internet, and the necessity of relying upon third-party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided “AS IS” without warranty express or implied including as to availability of the System, and the Customer and its Authorized Designees shall be solely responsible for the use of the System and Remote Access Services and investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors and third-party vendors will not be liable to the Customer or its Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall any party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party’s control.

EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET, FOR ITSELF AND ITS RELEVANT LICENSORS AND THIRD-PARTY VENDORS EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

State Street: Limited Access

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Infringement

State Street will defend or, at its option, and at its own expense, settle any claim or action brought against the Customer to the extent that it is based upon an assertion that access to or use of State Street proprietary systems by the Customer under this Addendum constitutes direct infringement of any United States patent or copyright or misappropriation of a trade secret, provided that the Customer notifies State Street promptly in writing of any such claim or proceeding, cooperates with State Street in the defense of such claim or proceeding and allows State Street sole control over such claim or proceeding. Should the State Street proprietary system or any part thereof become, or in State Street’s opinion be likely to become, the subject of a claim of infringement or the like under any applicable patent, copyright or trade secret laws, State Street shall have the right, at State Street's sole option, to (i) procure for the Customer the right to continue using the State Street proprietary system, (ii) replace or modify the State Street proprietary system so that the State Street proprietary system becomes noninfringing, or (iii) terminate this Addendum without further obligation. This section constitutes the sole remedy to the Customer for the matters described in this section.

Termination

Either party to the Custodian Agreement may terminate this Addendum (i) for any reason by giving the other party at least one-hundred and eighty (180) days prior written notice in the case of notice of termination by State Street to the Customer or thirty (30) days notice in the case of notice from the Customer to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. This Addendum shall in any event terminate within ninety (90) days after the termination of any service agreement applicable to the Customer. The Customer’s use of any third-party System is contingent upon its compliance with any terms of use of such system imposed by such third party and State Street’s continued access to, and use of, such third-party system. In the event of termination, the Customer will return to State Street all copies of documentation and other confidential information in its possession or in the possession of its Authorized Designees relating to the System and Remote Access Services and immediately cease access to the System and Remote Access Services. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous

This Addendum constitutes the entire understanding of the parties to the Custodian Agreement with respect to access to the System and the Remote Access Services. This Addendum cannot be modified or altered except in a writing duly executed by each of State Street and the Customer and shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

By its execution of the Custodian Agreement, the Customer: (a) confirms to State Street that it informs all Authorized Designees of the terms of this Addendum; (b) accepts responsibility for its and its Authorized Designees’ compliance with the terms of this Addendum; and (c) indemnifies and holds State Street harmless from and against any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities arising from any failure of the Customer or any of its Authorized Designees to abide by the terms of this Addendum.

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